Contact:	Joseph W. Kiley III President and CEO 888.551.4852

FOR IMMEDIATE RELEASE

IMPERIAL CAPITAL BANCORP ANTICIPATES SIGNIFICANT
IMPROVEMENT TO FOURTH QUARTER OPERATING RESULTS AND
REGULATORY CAPITAL RATIOS FROM RECENT LEGISLATION

La Jolla, California (November 24, 2009) - Imperial Capital Bancorp, Inc. (PNK: IMPC.PK) (the "Company") today announced that its fourth quarter operating results and the regulatory capital ratios of its subsidiary bank, Imperial Capital Bank (the "Bank"), are expected to improve significantly due to the benefits of the Worker, Homeownership and Business Assistance Act of 2009 (the "Act"), which President Obama signed into law on November 6, 2009. The Act allows corporate taxpayers with net operating losses ("NOLs") in 2008 or 2009 to elect to carry back such NOLs up to five years as compared to two years, as previously permitted.

While the Company's management is still evaluating the precise impact of the Act, the Company currently believes that the Act will positively affect the Bank's operating results and the Company's consolidated operating results for the fourth quarter of 2009 and the 2009 year by approximately $17.4 million. On a pro forma basis after giving effect to the anticipated impact of the Act, the Bank's Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios as of September 30, 2009 would improve to 4.23%, 5.33% and 6.60%, respectively. The Bank's actual Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios as of that date were 3.83%, 4.83% and 6.10%, respectively. In order to be "adequately capitalized" under regulatory capital guidelines, an institution's Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios must be at least 4%, 4% and 8%, respectively.

Joseph W. Kiley III, President and Chief Executive Officer of the Company and the Bank, stated: "While our problems are certainly not behind us and we continue face an urgent need for additional capital, we view the benefits of the recent legislation as a significant positive event for the Company and the Bank. On a pro forma basis giving effect to the anticipated effect of the Act, two out of the three regulatory capital ratios of the Bank were at the adequately capitalized level as of September 30, 2009."

As reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2009, the Bank was notified by the California Department of Financial Institutions (the "DFI") that the Bank must either merge or sell its business to another depository institution or, by December 14, 2009, increase its tangible shareholders' equity by the greater of (i) $200.0 million or (ii) such amount as may be necessary to make tangible shareholders' equity equal to at least 9% of total tangible assets of the Bank (approximately $364.2 million at September 30, 2009) (the "DFI Notification").  At September 30, 2009 the Bank's tangible shareholders' equity was $146.0 million.

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Imperial Capital Bancorp, Inc. anticipates significant
Improvements to fourth quarter operating results and
Regulatory capital ratios from recent legislation

The Bank's failure to comply with the DFI Notification or other regulatory agreements or restrictions previously reported, particularly if the Company is unable to promptly raise sufficient capital for the Bank or find a buyer or merger partner suitable to the regulators, could result in additional regulatory actions.  As a result of the Bank's financial condition, its regulators are continually monitoring its liquidity and capital adequacy. Based on their assessment of its ability to operate in a safe and sound manner, the Bank's regulators at any time may take other and further actions, including placing the Bank into conservatorship or receivership, to protect the interests of depositors insured by the FDIC.  If a receivership were to occur, the Bank's assets would likely be liquidated, including a sale of such assets to another institution, and it would be unlikely that any assets would be distributed to holders of the Company's common stock or holders of trust preferred securities issued by its trust subsidiaries.

Forward Looking Statements

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the possibility that the actual benefits of the Act will be less than those currently anticipated; the possibility that we will be unable to comply with the conditions imposed upon us by the DFI Notification, the Supervisory Prompt Corrective Action Directive issued by the FDIC on October 15, 2009, the Order to Cease and Desist issued by the DFI and the FDIC issued February 17, 2009 or the Company's agreement with the Federal Reserve Board and the DFI dated July 28, 2009, including, without limitation, our inability to promptly raise sufficient capital or find a suitable buyer or merger partner, which could result in the imposition of additional restrictions on our operations and/or the placement of the Bank into FDIC conservatorship or receivership; changes in economic conditions, either nationally or in our market areas; fluctuations in loan demand, the number of unsold homes, other properties and real estate values; the quality or composition of our loan or investment portfolios; our ability to manage loan delinquency rates, which may be impacted by deterioration in the housing and commercial real estate markets that may lead to increased losses and non-performing assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses and may require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in our market areas; adverse changes in the securities markets, including the possibility that the Company will recognize additional credit losses from our mortgage backed securities as a result of other than temporary impairment ("OTTI") charges; results of examinations by the DFI, the FDIC or other regulatory authorities, including the possibility that any

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Imperial Capital Bancorp, Inc. anticipates significant
Improvements to fourth quarter operating results and
Regulatory capital ratios from recent legislation

such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, recognize additional OTTI charges on our investment securities, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team and other key employees; costs and effects of pending and threatened litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations to us; changes in accounting policies,  principles or guidance, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, or their application to our business or audit adjustments; the economic impact of any terrorist actions; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2009 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company's financial condition, liquidity and operating and stock price performance.

Imperial Capital Bancorp, Inc. is a publicly traded diversified bank holding company specializing in commercial real estate lending on a national basis and is headquartered in San Diego, California. The Company conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has nine retail branch locations, including six branches in California (Beverly Hills, Costa Mesa, Encino, Glendale, San Diego and San Francisco), two branches in Nevada (Carson City and Las Vegas), and one branch in Baltimore, Maryland.

For additional information, contact Joe Kiley, President and Chief Executive Officer, at (888) 551-4852.

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